UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________________________________________
FORM 8-K
 _________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2024
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Axonics, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38721	45-4744083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 Technology Drive
Irvine, California 92618
(Address of principal executive offices) (Zip Code)
(949) 396-6322
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
  _________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.0001 per share	AXNX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On January 8, 2024, Axonics, Inc., a Delaware corporation (the “Company” or “Axonics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boston Scientific Corporation, a Delaware corporation (“Parent”), and Sadie Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company issued and outstanding immediately prior to the Effective Time (each, a “Share” and collectively, the “Shares”), other than Shares (a) held in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company, (b) owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or (c) held by holders who (i) are entitled to demand appraisal rights under Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), (ii) have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (iii) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL, will be automatically canceled and converted into the right to receive $71.00 in cash, without interest (the “Consideration”).

In addition, at the Effective Time:

(i)each outstanding and unexercised Company option granted under a Company stock plan, whether vested or unvested, with an exercise price per Share that is less than the Consideration will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the amount by which the Consideration exceeds the applicable exercise price per Share of such Company option and (b) the aggregate number of Shares remaining issuable upon exercise of such Company option, less applicable taxes and authorized deductions;

(ii)each outstanding and unexercised Company option granted under a Company stock plan, whether vested or unvested, with an exercise price per Share that is equal to or greater than the Consideration will be canceled without the payment of consideration;

(iii)each outstanding Company restricted stock award granted under a Company stock plan (each, a “Company RSA”) will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the Consideration and (b) the aggregate number of Shares that are Company RSAs, less applicable taxes and authorized deductions;

(iv)each outstanding Company restricted share unit award granted under a Company stock plan that vests based on achievement of any market or performance condition and service condition (each, a “Company PSU”), whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the Consideration and (b) the aggregate number of Shares underlying such Company PSU (determined based on (1) for a Company PSU for which the market condition is relative total stockholder return, actual performance as of the Company’s fiscal quarter-end immediately preceding the closing, and (2) for any other Company PSU, the greater of (A) the target level of achievement of all relevant performance goals in accordance with the applicable award agreement relating thereto or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter-end immediately preceding the closing in accordance with the applicable award agreement relating thereto), less applicable taxes and authorized deductions.

Each Company PSU that has not been deemed earned in accordance with the applicable award agreement shall be canceled without the payment of consideration.

Consummation of the Merger is subject to certain conditions, including the (i) the affirmative vote of the holders of a majority of all outstanding Shares to adopt the Merger Agreement (the “Company Stockholder Approval”) having been obtained, (ii) the absence of any decision, injunction, decree, ruling, law or order enacted, issued, promulgated, enforced or entered by any governmental authority enjoining or otherwise prohibiting or making illegal the consummation of the Merger, (iii) the expiration or termination of any waiting periods (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any agreement with a governmental authority not to consummate the Merger, (iv) the receipt of certain additional consents, approvals, non-disapprovals and other authorizations of certain other governmental bodies applicable to the Merger, (v) subject to certain customary exceptions, the accuracy of the representations and warranties of each of the Company, Merger Sub and Parent, as applicable, (vi) the performance by the Company, Merger Sub and Parent, as applicable, in all material respects of their respective obligations under the Merger Agreement, and (vii) the absence of any material adverse effect of the Company.

Each of the Company, Merger Sub and Parent has made customary representations and warranties in the Merger Agreement and the Company has agreed to customary covenants regarding the operation of its business prior to the Effective Time.

The Merger Agreement also includes covenants requiring the Company not to (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquires, proposals or offers that would be reasonably expected to lead to an acquisition proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an acquisition proposal, (iii) otherwise knowingly facilitate or knowingly encourage any effort or attempt to make an acquisition proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an acquisition proposal or (iv) execute or enter into any acquisition agreement regarding, or that is intended to result in, or could reasonably be expected to lead to, any acquisition proposal, subject to, prior to receipt of the Company Stockholder Approval, a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to furnish information to, or engage in negotiations or discussions with, third parties with respect to an acquisition proposal if the Company complies with certain notice and other requirements and the Company’s board of directors (the “Company Board”) (x) determines in good faith (after consultation with its outside legal counsel and financial advisor) that such acquisition proposal is, or could reasonably be expected to lead to, a superior proposal and (y) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. The Company has also agreed to convene a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval. Prior to obtaining the Company Stockholder Approval, the Company Board also has the right, in connection with (i) the receipt of a superior proposal (as determined in good faith by the Company Board after consultation with its outside legal counsel and outside financial advisors) or (ii) an intervening event (as defined in the Merger Agreement), to change its recommendation in favor of the Merger or, in the case of a superior proposal, to terminate the Merger Agreement (subject to the payment of a termination fee) in order to enter into an acquisition agreement with respect to a superior proposal, in each case, subject to complying with notice requirements and other specified conditions (including giving Parent the opportunity to propose changes to the Merger Agreement in response to such superior proposal or intervening event, as applicable), if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $75 million, including if the Merger Agreement is terminated (i) by the Company in order to enter into a definitive agreement providing for a superior proposal or (ii) by Parent following a change by the Company Board of its recommendation that the Company’s stockholders vote to adopt the Merger Agreement. This termination fee will also be payable if the (y) Merger Agreement is terminated under certain circumstances, and at or prior to such termination, an acquisition proposal has been publicly announced, disclosed or otherwise made public, and (z) within 12 months of such termination, the Company or any subsidiary of the Company enters into, or submits to the stockholders of the Company for adoption, a definitive agreement with respect to an acquisition proposal or consummates a transaction that is the subject of an acquisition proposal (in each case involving more than 50% of the Company’s assets or the Shares).

The Merger Agreement also provides that Parent will be required to pay the Company a termination fee in an amount equal to $140 million upon termination of the Merger Agreement in accordance with its terms if, at the time of such termination, (i) the required antitrust approvals or clearances have not been obtained, (ii) there is a law or order that permanently enjoins or otherwise prohibits or makes illegal the consummation of the Merger solely to the extent such law or order relates to an antitrust law, (iii) the Company Stockholder Approval has been obtained, and (iv) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger (other than those to be satisfied at the closing of the Merger) have been satisfied.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations and warranties made by the Company, Merger Sub and Parent in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made by one party to the other parties in connection with the negotiation of the Merger Agreement, and (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, certain executives of the Company, including Raymond W. Cohen, Rinda K. Sama, John Woock, Ph.D., Alfred Ford, Jr., and Kari Keese, are eligible to receive cash bonus opportunities in lieu of annual equity compensation for calendar year 2024. Specifically, the Company may pay cash bonuses to certain of its executives, including such individuals, in an aggregate amount not to exceed $1,863,750 per full month during the period between January 1, 2024 and the earlier of (a) the Effective Time or (b) December 31, 2024. All payments due under this arrangement will be made promptly following the Effective Time. Messrs. Cohen, Sama, Ford, and Woock, and Ms. Keese, will be eligible for up to $568,444, $232,969, $232,969, $203,149, and $203,149, in each case per month, respectively, under this arrangement. In order to be eligible to receive a payment, the relevant executive must be continuously employed with the Company from January 1, 2024 through the Effective Time; provided, however, if an executive’s employment is terminated prior to the Effective Time by the Company without “cause” (as defined under such executive’s employment agreement or offer letter, as applicable), such executive will be entitled to receive a prorated payment for the period between January 1, 2024 and the date on which their employment is terminated.

Additional Information and Where to Find It

In connection with the contemplated transaction, Axonics intends to file with the U.S. Securities and Exchange Commission (“SEC”) preliminary and definitive proxy statements relating to the contemplated transaction and other relevant documents. The definitive proxy statement will be mailed to Axonics’ stockholders as of a record date to be established for voting on the contemplated transaction and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AXONICS, BOSTON SCIENTIFIC AND THE CONTEMPLATED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s website at www.sec.gov, on Axonics’ website at www.axonics.com or by contacting Axonics’ Investor Relations department via email at IR@axonics.com.

Participants in the Solicitation

Axonics and its directors and executive officers may, under SEC rules, be deemed participants in the solicitation of proxies from the stockholders of Axonics in connection with the contemplated transaction and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available) for the contemplated transaction. Additional information regarding such directors and executive officers is included in Axonics’ Definitive Proxy Statement on Schedule 14A for Axonics’ 2023 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2023 (and specifically, the following sections: “Security Ownership of Certain Beneficial Owners, Executive Officers and Directors”, “Certain Relationships and Related-Party Transactions”, “Executive Officers”, “Proposal 1–Election of Directors”, “Director Compensation”, and “Executive Compensation”) and in Axonics’ Current Report on Form 8-K, which was filed with the SEC on October 4, 2023. To the extent holdings of the Company’s securities by the directors or executive officers have changed since the amounts set forth in the Definitive Proxy Statement on Schedule 14A for Axonics’ 2023 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results (https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001603756&type=&dateb=&owner=only&count=40&search_text=). These documents (when available) are available free of charge as described in the preceding section.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Axonics’ stockholders in connection with the contemplated transaction and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the contemplated transaction. These documents (when available) are available free of charge as described in the preceding section.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to: the ability of the parties to consummate the contemplated transaction in a timely manner or at all; the satisfaction or waiver of the conditions to closing the contemplated transaction, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of Axonics’ stockholders; potential delays in consummating the contemplated transaction; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the merger agreement for the contemplated transaction; the ability to realize the anticipated benefits of the contemplated transaction; the ability to successfully integrate the businesses; the effect of the announcement or pendency of the contemplated transaction on Axonics’ business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the contemplated transaction. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K, and except as otherwise required by federal securities law, Axonics does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. Further information on factors that could cause actual results to differ materially from the results anticipated by Axonics’ forward-looking statements is included in the reports Axonics has filed or will file with the SEC, including Axonics’ Annual Report on Form 10-K for the year ended December 31, 2022 and Axonics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. These filings, when available, are available on the investor relations section of Axonics’ website at www.axonics.com and on the SEC’s website at www.sec.gov.

Item 9.01.    Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of January 8, 2024, among Boston Scientific Corporation, Sadie Merger Sub, Inc. and Axonics, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
* Schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONICS, INC.

Date: January 8, 2024	By:	/s/ Raymond W. Cohen
Raymond W. Cohen
Chief Executive Officer